UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2010

Entertainment Properties Trust

(Exact name of registrant as specified in its charter)

Maryland	1-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 West Pershing Road, Suite 201

Kansas City, Missouri 64108

(Address of principal executive office)(Zip Code)

(816) 472-1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Entertainment Properties Trust (the “Company”) filed a Current Report on July 29, 2010 (the “Initial Filing”) pursuant to which it disclosed under Item 2.02 its results of operations and financial condition for the second quarter and six months ended June 30, 2010. The press release containing such information was attached as Exhibit 99.1 to the Initial Filing. In addition, the Company disclosed under Item 2.02 in the Initial Filing supplemental operating and financial data for the second quarter and six months ended June 30, 2010. The supplemental operating and financial data was contained in Exhibit 99.2 to the Initial Filing (“Old Exhibit 99.2”).

This Amendment on Form 8-K/A only amends the Initial Filing by replacing Old Exhibit 99.2 to the Initial Filing with Exhibit 99.2 to this Amendment on Form 8-K/A in order to correct certain errors. Exhibit 99.2 to this Amendment on Form 8-K/A corrects the amounts shown on page 20 and 21 for “Property operating expense” under the columns “Retail” and “Vineyards and Wineries,” which had a misclassification of bad debt expense between the two investment categories, and the totals and percentage calculations derived from those numbers in such columns which were therefore also incorrect. The correction has no impact on the consolidated totals.

Except as described in the immediately preceding sentence, all other disclosures contained in the Initial Filing and all exhibits thereto are not amended hereby in any manner.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 99.2	Supplemental Operating and Financial Data for the second quarter and six months ended June 30, 2010 issued by Entertainment Properties Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT PROPERTIES TRUST

By:	/s/ Mark A. Peterson
Mark A. Peterson
Vice President, Treasurer and Chief Financial Officer

Date: August 13, 2010

INDEX TO EXHIBITS

Exhibit	Description

Exhibit 99.2	Supplemental Operating and Financial Data for the second quarter and six months ended June 30, 2010 issued by Entertainment Properties Trust.